Exhibit 10.2

Form of
EMPLOYEE RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS EMPLOYEE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of [_______, 20__] (the “Effective Date”), by and between BNC Bancorp, a North Carolina corporation (the “Company”), and [Name of Employee] (“Participant”).
WHEREAS, the Company is the holding company of the Bank of North Carolina (the “Bank”), a state chartered commercial bank, and the BNC Bancorp 2013 Omnibus Stock Incentive Plan was approved by the Company’s board of directors and by its shareholders on May 21, 2013 and as it may be amended from time to time (the “Plan”);
WHEREAS, Participant is an employee of the Bank, and the Compensation Committee of the Board of Directors of the Company (the “Committee”), as administrator of the Plan, has determined that it is desirable and in the best interest of the Bank to grant a Restricted Stock Unit (“RSU”) award (the “Award”) for certain shares of the common stock of the Company (the “Common Stock”), under the Plan, to the Participant, subject to certain restrictions as specified below; and
WHEREAS, capitalized terms not otherwise defined herein shall have the same meaning given to such terms in the Plan.
NOW, THEREFORE, the Parties agree as follows:
1.Date of Award. The date of grant of the Award under this Agreement is [_______, 20__]. The Company has made this Award in consideration of the continued employment of the Participant. The Participant is an employee of the Bank.

2.Award of Plan Shares. The Participant is awarded, no purchase price per share, a Restricted Stock Unit Award (as defined above, the “Award”) for an aggregate of [___] shares (the “Plan Shares”) of Common Stock, which Plan Shares may become vested and nonforfeitable as provided in Section 4 of this Agreement. Prior to the issuance of the Plan Shares upon vesting of the Award (in whole or in part), the Award shall represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets.

3.Representations, Warranties and Transfer Restrictions.

(a)Representations and Warranties. Participant makes and agrees to the representations and warranties, if any, attached hereto as Annex A. The Committee may cause a legend to be placed on any certificate representing any of the Plan Shares to make appropriate reference to restrictions on transfer, as necessary.

(b)Securities Law and Regulations. The Participant agrees that the Plan Shares shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the common stock is then listed and any other applicable federal or state securities laws, rules or regulations, and the Committee may cause a legend or legends to be placed on any certificate representing any of the Plan Shares to make appropriate reference to such restrictions.

(c)Other Transfer Restrictions. No portion of the Award or Plan Shares granted hereunder may be sold transferred, assigned, pledged or otherwise encumbered or disposed of by Participant until such portion of the Plan Shares shall become fully vested in accordance with Section 4 of this Agreement. Notwithstanding the foregoing, Plan Shares may be transferred to satisfy tax obligations pursuant to Section 9 herein.

4.Vesting and Delivery of Plan Shares.

(a)Vesting Schedule. Subject to the terms of the Plan and this Agreement, the Award and related Plan Shares shall vest and become nonforfeitable as set forth herein:

(i)
Provided that the Participant has been continuously employed by either the Company or the Bank from the Effective Date through the following vesting dates, [___] Plan Shares shall vest and be earned as follows: [___] Plan Shares on [_______, 20__]; [___] Plan Shares on [_______, 20__]; and [___] Plan Shares on [_______, 20__]. In the event that the employment of the Participant with the Company and/or the Bank terminates prior to vesting of all or a portion of the Plan Shares, the Award shall terminate with respect to such unvested Plan Shares, and the Award and such unvested Plan Shares shall be forfeited without the payment of any consideration therefor, and the Participant shall no rights with respect thereto.

(ii)	The impact, if any, on vesting due to a Change in Control is governed by Section 10 of the Plan.

(b)Delivery of Vested Plan Shares to the Participant. The Award, if earned in accordance with the terms of this Agreement, shall be payable in whole shares Common Stock. The total number of Plan Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates for the Plan Shares subject to the Award or portion thereof shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws, rules and regulations shall be provided) as soon as practicable after, and only to the extent that, the Award or portion thereof has vested and is distributable. The Plan Shares (or any other benefit subject to the Award) shall, upon vesting of the Award be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. The parties agree to execute any further instrument and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

5.Voting and Payment of Dividends. The Participant shall not be deemed to be the holder of any Plan Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and only to the extent that) the Award has vested and certificates for such Plan Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).

6.Designation of Beneficiary. The Participant hereby designates the person(s) described on Annex B as the beneficiary or beneficiaries who shall be entitled to receive the vested Plan Shares and other assets, if any, distributable to the Participant upon his Death. The Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary, if any, by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s Death, and in no event shall it be effective as of a date prior to such receipt.

If no such beneficiary designation is in effect at the time of the Participant’s Death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be deemed to have been designated his beneficiary and shall receive the vested Plan Shares and other assets, if any, distributable to the Participant upon his Death. If the Committee is in doubt as to the right of any person to receive such distribution, the Committee may direct the Bank to retain the vested Plan Shares and other assets, without liability for any interest in respect thereof, until the rights thereto are determined, or the Committee may direct the transfer of such Plan Shares into any court of appropriate jurisdiction and such transfer shall be deemed a complete discharge of the obligations of the Bank, the Company and the Committee hereunder.
7.Effect of Award on Status of Participant. The fact that an Award has been made to the Participant under this Plan shall not confer on the Participant any right to continued employment or service with the Company, the Bank or an Affiliate thereof, nor shall it limit the right of the Company, the Bank or any Affiliate to terminate the employment or service of the Participant at any time without prior notice.

8.Impact of Award on Other Benefits of Participant. The value of the Plan Shares on the date of the Award or at the time the Plan Shares become vested shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Bank, the Company or any subsidiary thereof, other than any qualified employee benefit plan which provides that such value shall be included as compensation or earnings for purposes of such plans, unless the Committee determines otherwise.

9.Tax and Tax Withholding. Participant has reviewed with Participant’s own tax and financial advisors the federal, state and local tax consequences of this Agreement and receipt of the Plan Shares. The Participant acknowledges that the Company shall require the Participant to pay the Company the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Plan Shares or any other benefit, to satisfy such obligations. In satisfaction of such or other taxes, all vested Plan Shares distributed pursuant to this Agreement shall be subject to withholding by the Company to cover any applicable taxes. The Participant expressly acknowledges and agrees to such withholding without regard to whether the Plan Shares may then be sold or otherwise transferred by the Participant. The number of Plan Shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied.

10.Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or three business days after deposit in the United States mail by Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Company, the Bank or the Committee, at the Bank’s principal office address at 3980 Premier Drive, High Point, North Carolina 27265; and, if to the Participant, at his last address appearing on the books of the Bank. The Company and the Participant may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed as set forth above, as the case may be.

11.Construction Controlled by Plan. The Plan, a copy of which is attached hereto as Annex C, is incorporated herein by reference. The Award and Plan Shares shall be subject to the terms and conditions of the Plan, and the Participant hereby assumes and agrees to comply with all of the obligations imposed upon the Participant in the Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith.

12.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

13.Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement.

14.Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto or their successors in interest. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

15.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, personal representatives, executors, and administrators, successors and assigns.

16.Entire Agreement. This Agreement and the Plan constitute and embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

17.Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.Non-Solicitation Covenant; Additional Forfeiture Terms. In consideration of the Company’s grant of the Award as described in this Agreement, the Participant and the Company hereby agree to the following:

(a)During the Participant’s employment and the 12-month period following the Participant’s termination of employment for any reason (such period of employment and the 12-month period following termination of employment being referred to herein as the “Restricted Period”), the Participant shall not, directly or indirectly, (i) solicit or encourage any person to leave his or her employment with the Company or assist in any way with the hiring of any Company employee by any other business or (ii) induce or encourage any Client to enter into any business relationship with any person, firm, corporation or other business organization other than the Company, the Bank or any of their respective Affiliates relating to Banking Services or banking business of any type. The Participant further expressly agrees that, in the event that the Participant breaches (as determined by the Committee in its discretion) the covenants contained in Section 18 herein, then the Participant shall forfeit the Award and any Plan Shares, whether vested or unvested, related to the Award, without the payment by the Company of any consideration for such Award or Plan Shares.

(b)For purposes of this Section 18(a):

(i)
The term “Banking Services” means retail or commercial banking business, asset and trust management, wealth management, investment services and all other services customarily provided by banks or otherwise provided by the Company, the Bank or any of their respective Affiliates.

(ii)
The term “Client” means all persons, firms, corporations, entities or business organizations who are or were customers or clients of the Company, the Bank or any of their respective Affiliates and with whom the Participant had contact at any time during the two-year period prior to the Participant’s date of termination of employment.

(c)The Participant acknowledges that the Company would be irreparably injured by a violation of this Section 18 and the Participant or the Company, as applicable, agrees that the Company or the Participant, as applicable, in addition to any other remedies available to it for such breach or threatened breach (including but in no way limited to the rights of the Company described in Section 18(a) herein), shall be entitled, without posting a bond, to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Participant or the Company (including its executive officers and directors), as applicable, from any actual or threatened breach of this Section 18. The Participant agrees not to urge in any action the claim or defense that an adequate remedy at law exists.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by its President, or one of its Executive Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed; and each individual party hereto has hereunto set his hand and adopted as his seal the typewritten word “SEAL” appearing beside his name, all done this the day and year first above written.
BNC BANCORP

By:
Name:    Richard D. Callicutt, II
Title:    President and CEO
ATTEST:

By:
Assistant Secretary

[Corporate Seal]

PARTICIPANT

                      Date:
(SEAL)

ANNEX A

Representations and Warranties
Participant represents to the Company that:
(a)The Plan Shares were not offered or transferred to Participant by means of any form of general solicitation or general advertising, and in connection therewith, Participant did not: (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(b)Participant has received a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Plan Shares subject to all of the terms and provisions of the Plan except as otherwise specifically stated in this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Participant acknowledges that the Plan Shares may only be transferred or otherwise disposed of pursuant to (i) a registration statement on Form S-8 upon delivery of a resale prospectus to the recipient of the Plan Shares, as long as Participant is an affiliate of the Company, (ii) an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or (iii) pursuant to an exemption from registration under the Act.

(c)Participant acknowledges that he must therefore hold the Plan Shares indefinitely unless a subsequent disposition of the Plan Shares is permitted under the terms of this Agreement.

(d)Participant acknowledges that, given the restrictions on transfer acknowledged above, he is able to bear the economic risk of holding the Plan Shares for an indefinite period of time and can afford a complete loss of the value of the Plan Shares.

(e)Participant agrees and acknowledges that the Company may, if it so desires and subject to Section 3 of this Agreement, permit the transfer of the Plan Shares out of Participant’s name only when Participant’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company and its counsel that neither the sale nor the proposed transfer results in violation of the Act or any state securities or “blue sky” laws (collectively, “Securities Laws”). Participant agrees to hold the Company and its directors, officers, agents and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them from and against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Participant contained herein or any sale or distribution by Participant in violation of the Securities Laws.

(f)Participant represents that the receipt of the Plan Shares by Participant will not result in the violation by Participant of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Participant is bound, including, without limitation, United States laws and other laws that may be applicable to Participant and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Participant is a party or by which Participant is bound or to which Participant’s material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of Participant.

(g)Participant acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Participant any right with respect to continuation of service to or employment by the Company or the Bank, nor shall it interfere in any way with his right or the Company’s or the Bank’s right to terminate his service to or employment by the Company or the Bank at any time, with or without cause.

(h)Participant hereby accepts this Agreement subject to all of the terms and provisions hereof. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement.

(i)Participant acknowledges that the Company and its counsel are entitled to rely on the representations made above.

ANNEX B

BNC Bancorp 2013 Omnibus Stock Incentive Plan
Beneficiary Designation Form

As beneficiary to receive any shares of stock distributable on my behalf pursuant to the BNC Bancorp 2013 Omnibus Stock Incentive Plan, I hereby designate the following:
Name            Address        Relationship

Primary Beneficiary:
Contingent Beneficiary: (if any)

If more than one primary beneficiary is named, shares will be paid in equal shares to surviving primary beneficiaries. Should the contingent beneficiaries be eligible to receive the benefits (i.e., all primary beneficiaries are deceased), such benefits will be paid in equal shares to such surviving contingent beneficiaries.
Name of Spouse if not given above:

Witness                    Participant

Date

ANNEX C

BNC Bancorp 2013 Omnibus Stock
Incentive Plan

See Attached.